Exhibit 10.5

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT, dated as of November 15, 2023, is entered into by and among (i) Presto Automation Inc., a Delaware corporation (the “Company”), (ii) the REMUS Stockholder (as defined herein) and (iii) Presto CA LLC, a Delaware limited liability company (“CA,” and together with the REMUS Stockholder, collectively, the “Principal Stockholders” and each a “Principal Stockholder”). Capitalized terms used herein without definition shall have the meanings set forth in Section 1.1.

WITNESSETH:

WHEREAS, the parties hereto desire to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

Article I
certain DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such first Person. For these purposes, (i) “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and (ii) a Person shall be deemed to be an Affiliate of another Person if such Person has formed a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of acquiring, holding, voting or disposing of voting securities of the Company.

“Agreement” shall mean this Stockholders Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Board of Directors” shall mean the Board of Directors of the Company.

“CA” shall have the meaning set forth in the preamble.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“Person” shall mean an individual, corporation, company, limited liability company, association, partnership, joint venture, organization, business, trust or any other entity or organization, including a government or any subdivision or agency thereof.

“Principal Stockholders” shall have the meaning set forth in the preamble.

“REMUS Stockholder” means KKG Enterprises LLC.

Article II
shareholder rights

Section 2.1 Consent to Certain Actions. Subject to the provisions of Section 3.1, without the prior written approval of each of the Principal Stockholders, until the 12-month anniversary of the date of this Agreement, the Company shall not, and shall (to the extent applicable) cause each of its subsidiaries not to:

(a) issue additional shares of common stock of the Company or any of its subsidiaries (“Common Stock”), or securities convertible into or exercisable for Common Stock of the Company, other than (A) pursuant to the grant, vesting or exercise of any award under any board-approved equity compensation plan, (B) upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, including as a result of any anti-dilution or other adjustment mechanisms contained therein, (C) any intra-company issuance among the Company and its wholly-owned subsidiaries, or (D) to lenders in connection with debt financings of the Company or its subsidiaries or any re-financings, workouts, waivers, consents, amendments, conversions, exchanges or other modifications of existing debt financings of the Company or its subsidiaries, or any other transactions with any lender to the Company or its subsidiaries related to any existing debt financings; or

(b) hire or terminate the chief executive officer of the Company.

Article III
miscellaenous

Section 3.1 Termination. This Agreement shall terminate and be of no further force and effect (a) with respect to a Principal Stockholder at such time as such Principal Stockholder, together with such Principal Stockholder’s Affiliates, no longer beneficially owns at least 50% of the outstanding shares of Common Stock held by such Principal Stockholder, together with such Principal Stockholder’s Affiliates, as of the date hereof, (b) upon the written agreement of each of the Principal Stockholders to terminate this Agreement or (c) subject to the final sentence of Section 3.7 of this Agreement, if its provisions become illegal or are interpreted by any governmental authority to be illegal, or any exchange on which the Common Stock is traded asserts in writing that its existence will threaten the continued listing of the Common Stock on such exchange. In the event of a circumstance contemplated by clause (a) of this Section 3.1, this Agreement shall remain in full force and effect with respect to the remaining parties hereto, and for purposes of this Agreement, the party ceasing to own any shares of Common Stock shall have no further rights or benefits hereunder.

Section 3.2 Successors and Assigns; Beneficiaries. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided that each Principal Stockholder (from time to time party hereto) shall be entitled to assign (solely in connection with a transfer of Common Stock) to any of its Affiliates, without such prior written consent, any of its rights and obligations hereunder; provided, further, that any such Affiliate agrees be bound by the obligations hereunder.

Section 3.3 Amendment and Modification; Waiver of Compliance.

(a) This Agreement may be amended only by a written instrument duly executed by the Company and the Principal Stockholders.

(b) Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 3.4 Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by electronic mail, facsimile, or first class mail, or by Federal Express, United Parcel Service or other similar courier or other similar means of communication, as follows:

(a)	If to the Company, addressed to:

Presto Automation Inc.

985 Industrial Road

San Carlos, CA 94070
Attn: Ashish Gupta
E-mail: ashish@presto.com

(b)	If to the REMUS Stockholder, addressed to:

Romulus Capital II, L.P.
307 Harvard Street
Cambridge, MA 02139
Attn: Krishna Gupta
E-mail: kkg@romulusgroup.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 0221
Attn: William Schnoor
E-mail: wschnoor@goodwinlaw.com

(c)	If to CA, addressed to:

Presto CA LLC

222 N. Canal Street, Third Floor

Chicago, IL 60606
Attn: Keith Kravcik
E-mail: kkravcik@clevelandave.com

with a copy (which shall not constitute notice) to:

Presto CA LLC

222 N. Canal Street, Third Floor

Chicago, IL 60606
Attn: Office of the General Counsel
E-mail: mseale@clevelandave.com

or, in each case, to such other address or electronic mail address as such party may designate in writing to each Principal Stockholder by written notice given in the manner specified herein.

All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by electronic mail or facsimile (with confirmed receipt or transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail.

Section 3.5 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

Section 3.6 Entire Agreement. The provisions of this Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and memoranda and undertakings among the parties hereto with regard to such subject matter.

Section 3.7 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby. If this Agreement would be required to be terminated pursuant to clause (c) of Section 3.1 of this Agreement, the parties to this Agreement shall use their respective reasonable best efforts to cause the provisions of this Agreement to be reformed, prior to any such termination, to the fullest extent possible to both effectuate the intent of the parties to this Agreement (as of the date of this Agreement) and not cause the termination of this Agreement pursuant to Section 3.1 of this Agreement.

Section 3.8 CHOICE OF LAW AND VENUE; WAIVER OF RIGHT TO JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, WHETHER A STATE OR FEDERAL COURT; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN THE STATE OF DELAWARE); (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE, AFTER CONSULTATION WITH COUNSEL, TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.10 Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

IN WITNESS WHEREOF, each of the undersigned has signed this Stockholders Agreement as of the date first above written.

PRESTO AUTOMATION INC.

By:	/s/ Xavier Casanova
Name:	Xavier Casanova
Title:	Chief Executive Officer

REMUS STOCKHOLDER:

KKG ENTERPRISES LLC

By:	/s/ Krishna Gupta
Name:	Krishna Gupta
Title:	Managing Member

PRESTO CA LLC

By:	/s/ Joseph McCoy
Name:	Joseph McCoy
Title:	Authorized Signatory

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